UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2015, Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”) entered into an Amended and Restated Five Year Credit Agreement (the “Credit Agreement”) with each of the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as lead arrangers and book runners, and Bank of America, N.A., as syndication agent.

The Credit Agreement amends and restates the Five Year Credit Agreement dated as of June 27, 2013, among the Company, Citibank, N.A., as administrative agent, and the lenders party thereto.

The Credit Agreement consists of a $1.75 billion revolving credit loan, which may be drawn by the Company and its subsidiaries which are designated as Designated Borrowers under the Credit Agreement (each, a “Borrower”). The Company guarantees its obligations and the obligations of each Designated Borrower under the Credit Agreement.

Borrowings under the Credit Agreement may be made in US Dollars, Euros or Pounds Sterling, pursuant to the terms of the Credit Agreement. Borrowings under the Credit Agreement bear interest at a floating rate or rates equal to, at the option of the Company, the Eurocurrency Rate or the Base Rate, plus the applicable margin specified in the Credit Agreement.

The Company must repay all advances by the earlier of (i) December 18, 2020 or (ii) the date of termination in whole, at the election of the Company, of the commitments by the lenders under the Credit Agreement (the “Termination Date”). The Credit Agreement provides the Company with the right to request prior to December 18, 2016 and prior to December 18, 2017 (each, a “Relevant Anniversary”) that the Termination Date of the Credit Agreement be extended for one year (each such extension, an “Extension”) as long as certain conditions specified in the Credit Agreement are satisfied. Any lender may refuse the request for an Extension (each such lender, a “Declining Lender”). Any Declining Lender may be replaced by the Company with one or more Additional Commitment Lenders, as such term is defined in the Credit Agreement, with the approval of the Administrative Agent.

Each Borrower may prepay Advances, subject to the terms and conditions of the Credit Agreement. In addition, the Company may be required, upon the request to the Required Lenders, to prepay any borrowings under the Credit Facility upon a change of control.

The proceeds under the Credit Agreement may be used solely for general corporate purposes. None of the proceeds from the Credit Agreement were drawn down at closing.

The Credit Agreement contains customary affirmative and negative covenants that include, among other things:

•	maintenance of an interest coverage ratio;

•	a limitation on creating liens on certain property of the Company and its subsidiaries;

•	a restriction on mergers, consolidations and sales of substantially all of the assets of the Company or its subsidiaries; and

•	a restriction on entering into certain sale-leaseback transactions.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The description contained herein is a summary of certain material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Five Year Credit Agreement, made as of December 18, 2015 among Stanley Black & Decker, Inc., the initial lenders named therein and Citibank, N.A. as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

Date: December 22, 2015

	By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Five Year Credit Agreement, made as of December 18, 2015 among Stanley Black & Decker, Inc., the initial lenders named therein and Citibank, N.A. as administrative agent for the Lenders.